INFINEX VENTURES INC.

3914 Seaton Place, Las Vegas, Nevada 89121

Tel: 702-387-4005 - Fax: 702-387-4006

Trading Symbol: INFX: OB

June 14, 2006

Re: Update On Agreement With Property In Chile

Infinex Ventures Inc. (OTCBB:INFX) is pleased to announce that on January 30, 2006, we entered into an agreement (“Agreement”), with Rodolfo Francisco Villar (“Vendor”) to purchase a 50% interest in the mining and exploration of the following Claims, the (“Claims”) :

REFERENCES		ROLL NUMBER
139	TESORO 1	1 - 30	03304-0532-5
140	TESORO 2	1 - 12	03304-0532-3
141	TESORO 3	1 - 30	03304-0534-1
142	TESORO 4	1 - 30	03304-0535-K
143	TESORO 5	1 - 25	03304-0536-8
144	TESORO 6	1 - 20	03304-0537-6
145	TESORO 7	1 - 25	03304-0538-4
146	TESORO 8	1 - 12	03304-0539-2
147	TESORO 9	1 - 12	03304-0540-6
148	TESORO 10	1 - 20	03304-0541-4
149	TESORO 11	1 - 20	03304-0542-2
150	TESORO 12	1 - 5	03304-0543-0

These Claims are more particularly located at the northern end of the El Indio Belt in Chile Region III which is approximately 150 kms. East of the City of Vallenar, Chile.

1.	Under the terms of the Agreement, the Vendor will grant to the Company the sole and exclusiveirrevocable right and title to the Claims, subject to:
(i)

the completion by the Company of confirmation of legal title and due diligence on the Properties as to ownership by the Vendor and results therefrom being satisfactory to the Company, acting reasonably, within a period of 90 days;

	(ii)	the right to extend a further 90 days by mutual consent. (the right to extend a further 90 days has been granted to the Company, in an effort to complete its due diligence);
(iii)

The Vendor and the Company shall put forth, all their reasonable best efforts to obtain a satisfactory title opinion or Court Order, or such that the Company will acquire the property free and clear of all liens and encumbrances, with a view to further develop the property into an operating mine.

2.	Upon satisfactory completion of the due diligence and clear title being established, the Company will then:
(a)	issue to the Vendor Twenty Million (20,000,000) Common Shares, upon the execution by the parties of this Agreement and subject to the subject conditions as set out above; and

(b)

that all original documents or notarized copies of official translations are therefore required to complete the transactions contemplated in the Agreement The issuance of the 20 Million (20,000,000) Common Shares shall be issued in the Vendors designated name to the benefit of Vendor, upon the removal of the subject conditions as set out above.

3.          Further, satisfactory completion of the due diligence and clear title being established the Purchaser with the assistance of the Vendor, (if necessary), will apply for permits to the appropriate authorities to place the property into production. Upon the appropriate permits being approved, the Purchaser will have the option to acquire an additional 25% interest in the property (bringing the Purchaser interest to 75%) in exchange for a further issuance of Ten Million (10,000,000) Common shares of the Company’s stock.

We are presently pursuing further due diligence on these Claims.

On Behalf of the Board

INFINEX VENTURES INC.

Michael De Rosa, President

Contact Mr. Michael De Rosa www.infinexventures.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Infinex Ventures, Inc. has little or no control